UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): February 7, 2012

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (e) On February 7, 2012, the Board of Directors (the “Board”) of Lufkin Industries, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved the Variable Compensation Plan (the “Plan”).  The Plan provides a variable cash compensation opportunity awarded at the discretion of the Compensation Committee, utilizing a formula to establish awards, if performance goals are achieved. It is designed to reward the plan participants, including the Company’s named executive officers (“NEOs”), who have achieved certain corporate and executive performance objectives and have contributed to the achievement of certain objectives of Lufkin Industries. The cash bonus incentive plan is calculated on an annual basis.

    Under the Plan, each executive has the opportunity to earn a cash incentive compensation bonus based on the achievement of pre-determined operating and financial performance hurdles and other performance objectives established by the Compensation Committee. The cash bonus incentive plan goals are as follows:

Cash Bonus Incentive Plan Measurements

Financial (Utilizing NOPAT, DOI or a combination of both)
The financial target is based on Net Operating Profit After Taxes, or NOPAT. The Company calculates this financial target as net income after income taxes. The Company also excludes certain non-recurring gains, losses or costs, such that it is reflective of the operational income of the company. Division Operating Income (“DOI”) is utilized with NOPAT for those corporate officers who also have divisional operations accountability.

Safety
This goal represents the improvement required, or desired result, in the Lost Time Incident Rate, or LTIR. LTIR rates are ratios measuring the frequency of incidents, such as injuries, per 200,000 man hours.

Additional Individual Objectives
Individual performance goals are based on individual objectives for each NEO specific to his area of expertise and oversight, such as the implementation of a new corporate-wide initiative, system or policy. The Compensation Committee sets, to the extent it deems appropriate, the individual targets for the chief executive officer (“CEO”). The individual objectives for all other NEOs are set by the CEO.

    The financial performance target and safety target are determined using the Company’s budget and operating plan, respectively, for the subsequent year for which the bonuses are being paid. The operating budget is approved by the Board each year. The Compensation Committee then establishes a threshold and a target percentage of financial performance for the period. There is no minimum overall threshold level required to fund the Plan; however, each participant must achieve at least 80% of the target in order to fund that portion of the Plan.

The cash bonus plan incentive also incorporates weightings with respect to each of the performance measurements. For the NEOs, the weightings are as follows:

Performance Measure Weighting
Participant	NOPAT/DOI	Safety	Individual
Jay Glick	85%	15%	0%
Christopher L. Boone	75%	10%	15%
Alejandro Cestero	75%	10%	15%
Mark Crews	75%	10%	15%
Scott Semlinger	75%	10%	15%

    The weighting of the targets under the Plan reflects the Company’s continued emphasis to align its overall financial performance with the incentive compensation of each of the executives and to further emphasize the value of safety to the Company.  Officers who also have divisional operations accountability have a blended financial target (40% NOPAT and 35% DOI) to achieve the overall 75% of their bonus target.

    The bonus opportunity under the cash bonus incentive plan for employees at vice-president level and above is calculated as an absolute percentage of earned base salary, and the percentage achieved is multiplied by the respective weighting of the performance targets. For each NEO, the bonus opportunity as a percentage of base salary under the Plan is as follows:

Bonus Opportunity
Participant	Threshold (% of Target)	Target (% of Base Pay)	Maximum (% of Target)
Jay Glick	80%	75%	200%
Christopher L. Boone	80%	50%	200%
Alejandro Cestero	80%	50%	200%
Mark Crews	80%	50%	200%
Scott Semlinger	80%	50%	200%

    An executive may receive an incremental bonus percentage once the financial performance threshold is achieved. For example, if the target performance is not achieved, Mr. Glick would be entitled to a percentage of his salary between threshold and target, based on the percentage of goal attainment. Achievement above 80% of target, but below 100% is prorated on a one-for-one basis. At target financial performance, Mr. Glick would receive 75% of his salary or 100% of his bonus. The same concept applies if target is exceeded. In that scenario, should Mr. Glick achieve greater than his goals then the payout would increase 5 points for each point over target. The maximum payout for Mr. Glick would not exceed 150% of base pay or 200% of his target bonus (or 100% of base pay and 200% of their target for the other NEOs), even if the financial performance exceeds the PBT maximum target – unless modified by the committee. Maximum payout is achieved when performance reaches 120% of the target.

The Compensation Committee reviews all performance goals at the beginning of the Plan year and authorizes payment following the end of the Plan year. While the Compensation Committee has discretion to adjust targets, as well as individual awards, either positively or negatively, awards will generally be applied in accordance with the award derived from the formula, unless very exceptional circumstances occur.

    In addition to cash bonuses under the Plan, from time to time, the Compensation Committee may also approve the payment of discretionary cash bonuses to officers and other employees in recognition of an individual’s achievement beyond established targets. No discretionary bonuses were paid to any executive officer for fiscal year 2011.

2011 Cash Bonus Incentive Plan Results

    On February 7, 2012, the Compensation Committee also approved cash bonuses payable to our officers and employees under the 2011 Variable Compensation Plan. In evaluating the bonuses for 2011, the Compensation Committee reviewed the Company’s performance versus the performance measurements established at the beginning of 2011 under the 2011 Variable Compensation Plan. Lufkin underperformed with respect to the financial target and the bonuses were reduced according to the participant’s area of accountability. However, the safety objective did meet threshold but was slightly below target and bonuses were reduced accordingly. All NEOs met or exceeded their individual targets and earned 100% of their bonus amount with the exception of Mr. Crews who exceeded his target.  His award was increased accordingly.

    The following tables set forth the amounts paid to each NEO under the 2011 Variable Compensation Plan:

2011 Financial Goal:
Name	Annual Base Salary Effective 1/3/11 ($)		Total Base Pay at Risk (%)		Performance Target Achieved (%)		NOPAT/DOI Weighting (%)		PBT Financial Bonus Component ($)

Jay Glick	600,000	X	75.00	X	86.17	X	85.00	=	329,629
Christopher L. Boone	255,000	X	50.00	X	86.17	X	75.00	=	82,407
Alejandro Cestero	225,000	X	50.00	X	86.17	X	75.00	=	48,475	(1)
Mark Crews	310,000	X	50.00	X	91.00	X	75.00	=	106,000	(2)
Scott Semlinger	235,000	X	50.00	X	86.17	X	75.00	=	75,944

(1)	Mr. Cestero’s bonus was prorated since he started in May of 2011.
(2)	Mr. Crews’ financial achievement was combined Corporate (86%) and Division (97%) results.

2011 Individual Goal:
Name	Annual Base Salary Effective 1/3/11 ($)		Total Base Pay at Risk (%)		Performance Target Achieved (%)		Individual Goal Weighting (%)		Individual Goal Bonus Component ($)

Jay Glick	600,000	X	75.00	X	NA	X	-	=	NA
Christopher L. Boone	255,000	X	50.00	X	100.00	X	15.00	=	19,125
Alejandro Cestero	225,000	X	50.00	X	100.00	X	15.00	=	11,250	(1)
Mark Crews	310,000	X	50.00	X	110.00	X	15.00	=	34,875
Scott Semlinger	235,000	X	50.00	X	100.00	X	15.00	=	17,625

(1)	Mr. Cestero’s bonus was prorated since he started in May of 2011.

2011 Safety Goal:
Name	Annual Base Salary Effective 1/3/11 ($)		Total Base Pay at Risk (%)		Performance Target Achieved (%)		Safety Weighting (%)		Safety Bonus Component ($)

Jay Glick	600,000	X	75.00	X	95.00	X	15.00	=	64,125
Christopher L. Boone	255,000	X	50.00	X	95.00	X	10.00	=	12,113
Alejandro Cestero	225,000	X	50.00	X	95.00	X	10.00	=	7,125	(1)
Mark Crews	310,000	X	50.00	X	92.68	X	10.00	=	14,366
Scott Semlinger	235,000	X	50.00	X	95.00	X	10.00	=	11,163

(1)	Mr. Cestero’s bonus was prorated since he started in May of 2011.

Total 2011 Variable Compensation Plan Payments:
Name	Financial Bonus Component ($)		Safety Bonus Component ($)		Individual Goal Bonus Component ($)		Sum of 2011 Cash Incentive Bonus Payments ($)	Total 2011 Bonus Paid as Approved by Compensation Committee ($)

Jay Glick	329,629	+	64,125	+	0	=	393,754	394,000
Christopher L. Boone	82,407	+	12,113	+	19,125	=	113,645	115,000
Alejandro Cestero	48,475	+	7,125	+	11,250	=	66,850	67,000
Mark Crews	106,000	+	14,366	+	34,875	=	155,241	156,000
Scott Semlinger	75,944	+	11,163	+	17,625	=	104,732	105,000

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUFKIN INDUSTRIES, INC

By	/s/ Christopher L. Boone
Christopher L. Boone
Vice President/Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: August 10, 2012